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                                                                      EXHIBIT 11


                           BTG, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                                         FISCAL YEARS ENDED
                                                                                MARCH 31,
                                                            ----------------------------------------------
                                                              2001                2000             1999
                                                            ---------           --------         ---------

Income from continuing operations                           $   2,677           $  4,555         $   2,761
                                                            =========           ========         =========


Weighted average common stock shares
     outstanding during the period (used in the
     calculation of basic per share results)                    8,955              8,853             8,774

Dilutive effect of common stock options and
     common stock purchase warrants                                74                182                53
                                                            ---------           --------         ---------

Weighted average common stock and potentially
     dilutive securities outstanding during the period
     (used in the calculation of diluted per share
     results)                                                   9,029              9,035             8,827
                                                            =========           ========         =========




Basic earnings per share
     from continuing operations                             $    0.30           $   0.51         $    0.32
                                                            =========           ========         =========

Diluted earnings per share
     from continuing operations                             $    0.30           $   0.50         $    0.32
                                                            =========           ========         =========










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